Exhibit 10.1

Execution Copy

AMENDMENT, WAIVER, RESIGNATION AND

APPOINTMENT AGREEMENT

THIS AMENDMENT, WAIVER, RESIGNATION AND APPOINTMENT AGREEMENT, dated as of May 4, 2009 (this “Amendment”), is by and among SYNIVERSE HOLDINGS, INC., a Delaware corporation (the “Parent”), SYNIVERSE TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), the Lenders (as defined below) party hereto, LEHMAN COMMERCIAL PAPER INC. (“LCPI”), a debtor and debtor in possession under chapter 11 of the Bankruptcy Code (as defined below), as resigning Administrative Agent (as each such role is defined in the 2007 Credit Agreement defined below and in the other Loan Documents) and Swing Line Lender under the 2007 Credit Agreement (as defined below), and BANK OF AMERICA, N.A. (“Bank of America”), as successor Administrative Agent and Swing Line Lender under the Amended Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower is party to that certain Amended and Restated Credit Agreement, dated as of August 9, 2007 (as amended, restated or otherwise modified to but excluding the Effective Date (as defined below) hereof, the “2007 Credit Agreement”), among the Parent, the Borrower, the financial institutions from time to time party thereto, as lenders (collectively, the “Lenders” and each a “Lender”), Lehman Brothers Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and joint book-running managers, Lehman Commercial Paper Inc. (“LCPI”), as administrative agent and collateral agent (in such capacity, the “Administrative Agent”), Deutsche Bank AG New York Branch, as syndication agent (the “Syndication Agent”), and Bear Stearns Corporate Lending Inc. and LaSalle Bank National Association, as co-documentation agents (together with the Administrative Agent and the Syndication Agent, collectively, the “Agents”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the 2007 Credit Agreement;

WHEREAS, on October 5, 2008, LCPI commenced a voluntary case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) and on such date, pursuant to section 362(a) of the Bankruptcy Code, an automatic stay went into effect that prohibits actions to interfere with, or obtain possession or control of, LCPI’s property or to collect or recover from LCPI any debts or claims that arose before such date;

WHEREAS, on October 6, 2008, the United States Bankruptcy Court for the Southern District of New York entered an order (the “Bankruptcy Court Order”) in the bankruptcy case of LCPI authorizing and empowering LCPI to transfer, assign or resign from any administrative agent positions in LCPI’s business judgment in accordance with the provisions of any applicable credit agreements and in accordance with the Bankruptcy Court Order; and

WHEREAS, the Borrower has notified the Lenders, pursuant to the notice attached as Exhibit A hereto (the “Notice”), that (a) LCPI desires to resign as Administrative Agent and Swing Line Lender under the Loan Documents and (b) Bank of America has agreed to be appointed as successor Administrative Agent and Swing Line Lender under the Loan

Documents, in each case in accordance with (i) Section 9.9 of the 2007 Credit Agreement, (ii) the Resignation, Assignment and Assumption Agreement, substantially in the form of Exhibit B attached hereto (the “Assignment and Assumption”), and (iii) the terms and conditions hereof;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.01. Amendments to Section 1. Section 1.1 of the 2007 Credit Agreement is hereby amended, effective as of the Effective Date, by:

(a) deleting the definitions of Base Rate, Business Day, Defaulting Lender, Dollar Equivalent, Euribor Base Rate, Euribo Rate, Eurocurrency Base Rate, Eurocurrency Loans, Eurocurrency Reserve Requirements and Federal Funds Effective Rate, and inserting the following definitions in alphabetical order:

“Agent Parties”: as defined in Section 10.2(c).

“Bank of America”: Bank of America, N.A.

“Bankruptcy Code”: chapter 11 of title 11 of the United States Code.

“Base Rate”: for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus  1/2 of 1.00%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the 30-day Eurocurrency Rate for Dollars plus 1.00% The “prime rate” is a rate set by Bank of America, based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“BBA LIBOR”: as specified in the definition of Eurocurrency Rate.

“Borrower Materials”: as defined in Section 10.2(c).

“Business Day”: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market; and

(b) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means a TARGET Day.

“Defaulting Lender”: any Lender (a) that has failed to fund any portion of its Revolving Commitment, its obligations under Section 2.26, its obligations as a Multicurrency L/C Participant or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such failure has been cured, (b) that has otherwise failed to pay over to the Administrative Agent, any Multicurrency Issuing Lender or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) with respect to which a Distress Event has occurred (or has occurred with respect to any Affiliate of such Lender that directly or indirectly controls such Lender) and has not been cured in accordance with Section 10.24.

“Distress Event”: with respect to any Person (each, a “Distressed Person”), a voluntary or involuntary case with respect to such Distressed Person under the Bankruptcy Code or any similar bankruptcy laws of its jurisdiction of formation, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person or its assets to be, insolvent, bankrupt, or deficient in meeting any capital adequacy or liquidity standard of any governmental authority applicable to such Distressed Person.

“Dollar Equivalent”: at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Euros, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the Multicurrency Issuing Lender, as the case may be, at such time on the date of determination on the basis of the Spot Rate for the purchase of Dollars with Euros as of such date.

“Distressed Person”: as specified in the definition of Distress Event.

“Euribo Rate”: as of any date of determination, the Eurocurrency Rate for such date for any Loan denominated in Euros.

“Eurocurrency Base Rate”: as specified in the definition of Eurocurrency Rate.

“Eurocurrency Loans”: Loans for which the applicable rate of interest is based upon the Eurocurrency Rate (excluding Loans for which the applicable rate of interest is based on clause (c) of the definition of Base Rate) or Euribo Rate.

“Eurocurrency Rate”: for any Interest Period with respect to a Eurocurrency Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurocurrency Base Rate
Eurocurrency Rate =	1.00 – Eurocurrency Reserve Requirements

Where, “Eurocurrency Base Rate” means, for such Interest Period:

(a) the rate per annum equal to the British Banker’s Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.

(b) If such rate referenced in the preceding clause (a) is not available at such time for any reason, then the “Eurocurrency Base Rate”) for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurocurrency Reserve Requirements”: for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurocurrency Rate for each outstanding Eurocurrency Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Requirements.

“Euro Equivalent”: at any time, (a) with respect to any amount denominated in Euros, such amount, and (b) with respect to any amount expressed in Dollars, the equivalent amount thereof in Euros as determined by the

Administrative Agent or the Multicurrency Issuing Lender, as the case may be, at such time on the basis of the Spot Rate on the date of determination for the purchase of Euros with Dollars as of such date.

“Federal Funds Effective Rate”: for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of  1/100 of 1%) charged to Bank of America, on such day on such transactions as determined by the Administrative Agent.

“First Amendment” means that certain Amendment, Waiver, Resignation and Appointment Agreement, dated as of May 4, 2009, among the Parent, the Borrower, Lehman Commercial Paper Inc., as resigning Administrative Agent, Bank of America, N.A., as replacement Administrative Agent and the Required Lenders party thereto.

“First Amendment Effective Date” means the “Effective Date” as defined in the First Amendment.

“FRB”: the Board of Governors of the Federal Reserve System of the United States.

“Impacted Lender”: any Revolving Credit Lender (a) that has given verbal or written notice to the Administrative Agent or any Lender or has otherwise publicly announced that such Lender believes it will become, or that fails following inquiry promptly to provide to the Administrative Agent, a Multicurrency Issuing Lender or the Swing Line Lender making such inquiry reasonably satisfactory assurance that such Lender will not become, a Defaulting Lender, or (b) as to which the Administrative Agent or a Multicurrency Issuing Lender has a good faith belief that such Lender has defaulted more than once in fulfilling its funding obligations (as a lender, letter of credit issuer or issuer of bank guarantees and including, but not limited to, funding or paying when due loan requests, swingline participations, letter of credit participations, pro rata sharing obligations and expense and indemnification obligations) under any other syndicated credit facility and such Lender shall not have provided assurances satisfactory to the Administrative Agent and Multicurrency Issuing Lender that despite such defaults such Lender will not become a Defaulting Lender hereunder.

“Laws”: collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender Cure Period”: as defined in Section 10.24.

“Platform”: as defined in Section 10.2(c).

“Public Lender”: as defined in Section 10.2(c).

“Reinstatement Date”: as defined in Section 10.24.

“Same Day Funds”: (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in Euros, same day or other funds as may be determined by the Administrative Agent or the Multicurrency Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in Euros.

“Specified Lender Default”: as defined in Section 10.24.

“Spot Rate”: for a currency means the rate determined by the Administrative Agent or the Multicurrency Issuing Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Multicurrency Issuing Lender may obtain such spot rate from another financial institution designated by the Administrative Agent or the Multicurrency Issuing Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Multicurrency Issuing Lender may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Multicurrency Letter of Credit.

“TARGET Day”: any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

(b) inserting the following proviso immediately before the “.” at the end of the definition of “Majority Facility Lenders”:

“; provided that, in any event, the Commitment of, and the portion of the Commitment outstanding held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Facility Lenders.”

(c) inserting the following proviso immediately before the “.” at the end of the definition of “Required Lenders”:

“; provided that, in any event, the Commitment of, and the portion of the Commitment outstanding held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.”

SECTION 1.02. Replacement of References to LCPI. Other than in the first recital of the 2007 Credit Agreement, each instance of the words “Lehman Commercial Paper Inc.” is hereby replaced with “Bank of America, N.A.” and “LCPI” in the 2007 Credit Agreement is hereby replaced with “Bank of America”.

SECTION 1.03. Termination of LCPI Revolving Credit Commitment; Incremental Revolving Credit Commitment

(a) In accordance with Section 10.1(a)(viii) of the 2007 Credit Agreement, each Revolving Credit Lender hereby waives the requirement of Section 2.18(a) of the 2007 Credit Agreement that any reduction in the Revolving Credit Commitments be made pro rata and each such Revolving Credit Lender, together with the Borrower and each other undersigned Lender, hereby consents, effective as of the Effective Date, to the termination of 100% of the Revolving Credit Commitments of LCPI, it being understood that the aggregate outstanding amount of the Revolving Credit Loans as of the date hereof is zero ($0). In furtherance thereof, it is hereby agreed that upon such termination of LCPI as a Revolving Credit Lender, the Revolving Credit Percentage, the Revolving Credit Dollar Percentage and the Revolving Credit Euro Percentage of LCPI automatically shall be reduced to zero percent (0%) and the applicable Revolving Credit Percentage, the Revolving Credit Dollar Percentage and the Revolving Credit Euro Percentage of each other Revolving Credit Lender shall be increased such that the Revolving Credit Percentage, the Revolving Credit Dollar Percentage and the Revolving Credit Euro Percentage of all the remaining Revolving Credit Lenders equals one hundred percent (100%) respectively. Concurrently with any subsequent payment of interest or fees to the Lenders with respect to any period before the foregoing termination of Revolving Credit Commitments, the Borrower shall pay to the Administrative Agent, for the account of LCPI, LCPI’s ratable share (based on its Revolving Credit Commitments before giving effect to such termination) of such interest or fees, as applicable. From and after the Effective Date, LCPI shall have no further obligation to fund any amount or extend any credit under the Loan Documents.

(b) Subject to the occurrence of the Effective Date with respect to this Amendment, the Borrower hereby exercises its rights under Section 2.26(a) of the Amended Credit Agreement to request, and Bank of America, N.A., in its capacity as a Revolving Credit Lender, hereby agrees, effective as of the Effective Date hereof (which date shall constitute the Incremental Effective Date with respect to such increase) to accept the Borrower’s allocation of, a $10,000,000 Incremental Revolving Credit Commitment.

SECTION 1.04. Amendments to Section 2.

(a) Section 2.5 of the 2007 Credit Agreement is hereby amended by inserting “(or, if Swing Line Loans are unavailable for any reason other than failure to satisfy conditions precedent set forth in Section 5.3, prior to 1:00 PM, New York City time)” immediately after “prior to 12:00 Noon, New York City time” in the first sentence thereof.

(b) Section 2.6 of the 2007 Credit Agreement is hereby amended by inserting “, at its sole discretion,” immediately after “the Swing Line Lender agrees” in the second line thereof.

(c) The first sentence of Section 2.16(a) of the 2007 Credit Agreement is hereby deleted in its entirety and replaced with the following:

Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to the calculation of Base Rate Loans, the interest thereon shall be calculated on the basis of a  365/366-day year for the actual days elapsed.

(d) Clause (ii) of Section 2.24(a) of the 2007 Credit Agreement is hereby deleted in its entirety and replaced with the following: “(ii) any Lender is a Defaulting Lender”.

(e) The first sentence of Section 2.26(a) of the 2007 Credit Agreement is hereby deleted in its entirety and replaced with the following:

The Borrower may request, at any time prior to the date that is one hundred eighty (180) days prior to the Term Loan Maturity Date (with respect to incremental Term Loans) or one hundred eighty (180) days prior to the Revolving Credit Termination Date (with respect to an increase in the Revolving Credit Commitments), by irrevocable written notice to the Administrative Agent, (i) an increase in the existing Revolving Credit Commitments (any such increase, an “Incremental Revolving Credit Commitment”) in an amount not in excess of $130,000,000 in the aggregate and not less than $10,000,000 individually or (ii) incremental term loans (each, an “Incremental Term Loan”) in an amount not in excess of $100,000,000 in the aggregate and not less than $25,000,000 individually; provided, that in no event shall the aggregate amount of all Incremental Revolving Credit Commitments and Incremental Term Loans exceed $130,000,000.

SECTION 1.05. Amendments to Section 3.

(a) Section 3.1(a) of the 2007 Credit Agreement is hereby amended by inserting the following at the end thereof:

Notwithstanding the foregoing, in the event that (i) a Lender is a Defaulting Lender or (ii) any Multicurrency Issuing Lender determines in good faith or obtains actual knowledge that any Lender is an Impacted Lender (in which case such Multicurrency Issuing Lender shall give prompt notice thereof to the

Borrower and the Administrative Agent), the respective Multicurrency Issuing Lender shall not be required to issue any Multicurrency Letter of Credit unless arrangements satisfactory to the respective Multicurrency Issuing Lender shall have been entered into to eliminate such Multicurrency Issuing Lender’s risk with respect to the participation in Multicurrency Letters of Credit of such Defaulting Lender or Impacted Lender or Lenders, which may include requiring the Borrower to cash collateralize each Defaulting Lender’s or Impacted Lender’s percentage of the Multicurrency L/C Obligations.

(b) Section 3.2 of the 2007 Credit Agreement is hereby amended by (i) inserting “(with a copy to the Administrative Agent)” between “delivering to the Multicurrency Issuing Lender at its address for notices specified herein” and “an Application therefor” in the first sentence thereof and (ii) inserting the following after the first sentence thereof:

Promptly after receipt of an Application for a Multicurrency Letter of Credit, the applicable Multicurrency Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Application and, if not, provide the Administrative Agent with a copy thereof. Each request by the Borrower for the issuance of a Multicurrency Letter of Credit shall be deemed a representation by the Borrower that the requested Multicurrency Letter of Credit complies with the conditions set forth in Sections 2.4(a), 2.4(b) and 5.3.

(c) The Required Lenders and each of the Revolving Credit Lenders hereby agree that the first sentence of Section 3.3(a) of the 2007 Credit Agreement is hereby deleted in its entirety and replaced by the following:

The Borrower will pay to the Administrative Agent, for the account of each Revolving Credit Lender (other than a Defaulting Lender) in accordance with their respective Revolving Credit Dollar Percentages, a fee on the aggregate drawable amount of all outstanding Multicurrency Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans under the Revolving Credit Facility, payable quarterly in arrears on each Multicurrency L/C Fee Payment Date occurring after the issuance date of such Multicurrency Letter of Credit.

(d) The first sentence of Section 3.5 of the 2007 Credit Agreement is hereby amended by inserting “and the Administrative Agent” between “notifies the Borrower” and “of the date and amount of a draft presented”.

SECTION 1.06. Amendments to Section 10. (a) Section 10.2 of the 2007 Credit Agreement is hereby deleted in its entirety and replaced by the following:

10.2 Notices. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given verbally or by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(1) if to the Administrative Agent or to the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.2;

(2) if to the Parent, to:

Syniverse Holdings, Inc.
8125 Highwoods Palm Way
Tampa, Florida 33647
Attention: Chief Financial Officer
Telecopy: (813) 637-5885
Telephone (813) 637-5000

(3) if to the Borrower, to:

Syniverse Technologies, Inc.
8125 Highwoods Palm Way
Tampa, Florida 33647
Attention: Chief Financial Officer
Telecopy: (813) 637-5885
Telephone (813) 637-5000;

(4) if to the Multicurrency Issuing Lender, as notified by the Multicurrency Issuing Lender to the Administrative Agent and the Borrower; and

(5) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified on its administrative questionnaire delivered to the Administrative Agent.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 or Section 3 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent, the Parent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. The Parent and the Borrower hereby acknowledge that (i) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Parent or the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will identify that portion of the Borrower Materials that are to be distributed to the Public Lenders and that (1) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (2) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws; (3) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (4) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE

ACCURACY OR COMPLETENESS OF BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates (collectively, the “Agent Parties”) have any liability to the Parent, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Parent’s, the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Parent or the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Parent, the Borrower, the Administrative Agent, and Swing Line Lender may change its address, telecopier, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, and Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, subject to such Public Lender’s obligations under Section 10.14, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) reasonably believed to have been given by or on behalf of the Parent or the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent and each Lender and the and each such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates, of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice which such Person reasonably believe has been given by or on behalf of the Borrower or the Parent. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(b) Section 10 of the 2007 Credit Agreement is hereby amended by attaching Schedule 10.2 attached to this Amendment as Schedule 10.2 thereto.

(c) Section 10 of the 2007 Credit Agreement is hereby amended by inserting the following new Section 10.24:

10.24 Impacted Lenders and Defaulting Lenders. (a) If at any time after a Revolving Credit Lender has been deemed to be an Impacted Lender, either (i) such Lender fulfills its funding obligations under and in accordance with this Agreement or (ii) the Borrower, Administrative Agent, Multicurrency Issuing Lender and Swing Line Lender agree in writing that such Revolving Credit Lender should no longer be deemed to be an Impacted Lender, then, so long as such Revolving Credit Lender is not a Defaulting Lender, such Revolving Credit Lender shall no longer be deemed to be an Impacted Lender.

(b) Without limiting any of the rights of the Borrower to replace any such Defaulting Lender pursuant to Section 2.24, if any defaults of the type specified in clauses (a) or (b) of the definition of Defaulting Lender (each, a “Specified Lender Default”) occur with respect to any Defaulting Lender, so long as no defaults of the type identified in clause (c) of the definition of Defaulting Lender shall have occurred with respect to such Defaulting Lender, such Defaulting Lender shall have a one-time right during the period commencing on the date such Lender became a Defaulting Lender and ending on the fifth Business Day thereafter (the “Lender Cure Period”) to cure all (but not less than all) of such Specified Lender Defaults to the satisfaction of the Borrower, the Administrative Agent and each Multicurrency Issuing Lender. On the first Business Day after such Defaulting Lender obtains written acknowledgment of the Borrower, the Administrative Agent and each Multicurrency Issuing Lender acknowledging the cure of all (but not less than all) Specified Lender Defaults of such Lender (such date, the “Reinstatement Date”), (a) such Lender will no longer be deemed to be a Defaulting Lender under this Agreement, (b) all such Lender’s voting rights and rights to payment under the Loan Documents that were suspended as a result of its status as a Defaulting Lender shall be restored and (c) the Borrower shall no longer have the right to replace such Lender pursuant to Section 2.24 with respect to the cured Specified Lender Defaults. Prior to any Reinstatement Date, each Defaulting Lender shall remain liable to the Borrower and the other Loan Parties for any and all damages arising out of, in connection with, or as a result of, each Specified Lender Default, consistent with the terms of this Agreement. If one or more additional Lender defaults occur after the Reinstatement Date with respect to such Lender, the prior written consent of the Required Lenders in their sole discretion and, so long as no Event of Default shall have occurred and be continuing, the Borrower in its sole discretion shall be required to restore such Lender as a non-Defaulting Lender.

(c) Notwithstanding anything in this Agreement to the contrary, (i) prior to and as of the First Amendment Effective Date, LCPI shall not be, nor shall it be deemed to be, a Defaulting Lender and (ii) at no time on or after the First Amendment Effective Date shall LCPI be or be deemed to be (x) an Impacted Lender or (y) a Defaulting Lender under clause (a) (other than any obligations arising after the First Amendment Effective Date under Section 2.26) or clause (c) of the definition thereof.

SECTION 1.07. Resignation and Waiver. Each of the Lenders party hereto hereby (i) acknowledges the resignation of LCPI as Administrative Agent under the Loan Documents, (ii) waives the requirement under Section 9.9 of the 2007 Credit Agreement that LCPI provide 30 days’ prior written notice prior to its resignation under the Assignment and Assumption becoming effective and (iii) agrees that LCPI’s resignation as Administrative Agent shall become effective as of the Effective Date.

SECTION 1.08. LCPI and the Amended Credit Agreement. The parties hereto hereby confirm that, as of the date hereof, all of the provisions of the Amended Credit Agreement (including, without limitation, Section 9 and Section 10.5, to the extent they pertain to LCPI as Administrative Agent, and Section 2.21, to the extent it pertains to LCPI as Lender), continue in effect for the benefit of LCPI, its sub-agents and their respective affiliates in respect of any actions taken or omitted to be taken by any of them as Administrative Agent or a sub-agent thereof or as a Lender, as the case may be, and inure to the benefit of LCPI.

SECTION 1.09. LCPI as Bailee. On and after the Effective Date, all possessory collateral held by LCPI for the benefit of the Lenders or Secured Parties, as applicable shall be deemed to be held by LCPI as agent and bailee for the Successor Administrative Agent for the benefit of the Lenders or Secured Parties, as applicable, until such time as such possessory collateral has been delivered to the Successor Administrative Agent. Notwithstanding anything herein to the contrary, each Loan Party agrees that all of such Liens granted by any Loan Party, shall in all respects be continuing and in effect and are hereby ratified and reaffirmed by each Loan Party. Without limiting the generality of the foregoing, any reference to LCPI on any publicly filed document, to the extent such filing relates to the liens and security interests in the Collateral assigned hereby or by the Assignment and Assumption and until such filing is modified to reflect the interests of the Successor Administrative Agent, shall, with respect to such liens and security interests, constitute a reference to LCPI as collateral representative of the

Successor Administrative Agent; provided, that the parties hereto agree that LCPI’s role as such collateral representative shall impose no duties, obligations, or liabilities on LCPI, including, without limitation, any duty to take any type of direction regarding any action to be taken against such Collateral, whether such direction comes from the Successor Administrative Agent, the Required Lenders, or otherwise and LCPI shall have the full benefit of the protective provisions of Section 9 of the Amended Credit Agreement while serving in such capacity.

SECTION 1.10. Release. Each of the Borrower and the other Loan Parties hereby unconditionally and irrevocably waive all claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which any of them may have or claim to have against LCPI (in its capacity as Administrative Agent, Swing Line Lender, a Lender, hedging counterparty, or any other capacity under the Loan Documents) or its agents, employees, officers, affiliates, directors, representatives, attorneys, successors and assigns (collectively, the “Released Parties”) to the extent arising at any time on or before the Effective Date out of or in connection with the Loan Documents (collectively, the “Claims”). Each of the Borrower and the Loan Parties further agree forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Released Parties with respect to such Claims and from exercising any rights of recoupment or setoff that it may have under a master netting agreement or otherwise against any obligation under the Loan Documents. Each of the Released Parties shall be a third party beneficiary of this Amendment. Notwithstanding anything herein to the contrary, in no event shall this Section 1.10 release or be deemed to release LCPI or any other Released Party from any claims, suits, debts, liens, losses, causes of actions, damages, costs or expenses of any kind, character or nature arising under this Amendment or the Assignment and Assumption.

SECTION 1.11. Effect of Agreement. The parties hereto acknowledge that, notwithstanding anything to the contrary in the Amended Credit Agreement, any other Loan Document or herein, LCPI, in its capacity as Administrative Agent or as Lender shall have no obligation to provide any further financial accommodations to or for the benefit of the Borrower, its Affiliates or any Loan Party pursuant to the Loan Documents.

SECTION 1.12. Limitation and Reservation of Rights. Each party hereto hereby confirms and agrees that (a) this Amendment (i) does not impose on LCPI affirmative obligations or indemnities not existing as of the date of its petition commencing its proceeding under chapter 11 of title 11 of the United States Code and that could give rise to administrative expense claims, and (ii) is not inconsistent with the terms of the 2007 Credit Agreement, (b) (i) LCPI’s rights to indemnification in its capacity as resigning Administrative Agent under Section 9.9 of the Amended Credit Agreement and (ii) any rights to indemnification of LCPI in its capacity as a Lender under any of the Loan Documents, shall continue in effect for the benefit of LCPI, its sub-agents and their respective affiliates, and (c) any rights to reimbursement or indemnification of LCPI in its capacity (i) as Pledgee arising under the Deed of Pledge of Registered Shares, dated July 27, 2007, by and between Syniverse Technologies, Inc., LCPI as Pledgee and Syniverse Technologies B.V. as the Company, including, without limitation, Section 15 thereof, (ii) in its capacity as Security Agent arising under the Share Pledge Agreement dated December 17, 2007 by and between Highwoods Corporation, LCPI as Security Agent and in the presence of Billing Services Group Luxembourg S.à.r.l. as the Company, including, without limitation, Sections 13 and 18 thereof, and (iii) as Administrative Agent under the Share Mortgage, dated September 27, 2006, by and between Syniverse Technologies, Inc., and LCPI as Administrative Agent, including, without limitation, Section 10 thereof, shall continue in effect for the benefit of LCPI in such capacity.

SECTION 1.13. Appointment of Successor Agent. Effective as of the Effective Date, each of the undersigned Lenders hereby (a) appoints Bank of America as successor Administrative Agent under the Loan Documents and (b) acknowledges and agrees that Bank of America, as successor Administrative Agent under the Loan Documents is the beneficiary of Section 9 of the Amended Credit Agreement and all other indemnification and exculpatory provisions of the Loan Documents; provided, that under no circumstances does Bank of America assume, nor shall Bank of America be deemed to assume or be responsible for, (i) any obligations of the Administrative Agent under or pursuant to any Loan Document arising prior to the Effective Date or (ii) any claim of any nature arising at any time or from time to time against LCPI as Administrative Agent, Swing Line Lender or in any other capacity under or with respect to any Loan Documents or this Amendment or the transactions contemplated thereby or hereby.

SECTION 1.14. Representations and Warranties. Each of the Parent and the Borrower hereby represents and warrants to Bank of America, as successor Administrative Agent, and the Lenders, as follows:

(a) The representations and warranties of the Parent and the Borrower contained in Section 4 of the 2007 Credit Agreement (including, without limitation, Sections 4.8, 4.9 and 4.19), as amended hereby (the “Amended Credit Agreement”) or any other Loan Document are true and correct on and as of the date hereof and on and as of the Effective Date with the same effect as if made on and as of the Effective Date, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

(b) Schedule 1.14(b) hereto sets forth as of the date hereof replacements of or updates to (as indicated on Schedule 1.14(b)) the following schedules to the Loan Documents: Schedules 4.9(b), 4.9(c), 4.9(d), 4.9(e), 4.15(a), 4.19(a) and 4.19(b) of the Existing Credit Agreement and Schedules 2, 3 and 4 of the Guarantee and Collateral Agreement.

(c) Schedule 1.14(c) hereto sets forth a true and complete list of (i) all amendments to UCC financing statements necessary and proper to be filed by the Successor Administrative Agent in connection with this Amendment and the transactions contemplated hereby and (ii) all notes, allonges, certificated stock and other equity interests and related stock powers previously delivered to LCPI in its capacity as the Administrative Agent under and in accordance with the Security Documents.

(d) No Default or Event of Default has occurred or is continuing under the Amended Credit Agreement.

(e) The execution, delivery and performance by the Parent and the Borrower of this Amendment have been duly authorized by each of the Parent and the Borrower.

(f) Each of this Amendment and the Amended Credit Agreement constitutes the legal, valid and binding obligation of the Parent and the Borrower, enforceable against each of the Parent and the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law).

(g) The execution, delivery, performance and compliance with the terms and provisions by each of the Parent and the Borrower of this Amendment and the consummation of the transactions contemplated herein, do not and will not: (i) contravene the terms of any of the Parent’s or Borrower’s organizational documents; (ii) conflict with or result in any breach or contravention of, or (except for the Liens created under the Loan Documents) the creation of any Lien under, (A) the terms of any indenture, mortgage, deed of trust or material agreement or instrument to which the Parent or the Borrower or any of their Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (B) any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality.

SECTION 1.15. Effectiveness. This Amendment shall become effective promptly upon the satisfaction (or written waiver) of all of the following conditions precedent (the “Effective Date”):

(a) Bank of America, as successor Administrative Agent (in such capacity, the “Successor Administrative Agent”) shall have received duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of (i) the Parent, (ii) the Borrower, (iii) LCPI, as resigning Administrative Agent, (iv) Bank of America, as Successor Administrative Agent, and (v) the Required Lenders and (vi) solely with respect to the consent set forth in Section 1.03(a) hereof, 100% of the Revolving Credit Lenders.

(b) The Successor Administrative Agent shall have received duly executed copies of the Assignment and Assumption and any other documents required to be delivered in accordance with the Assignment and Assumption.

(c) The Successor Administrative Agent shall have received all items of Collateral and other securities, information (including contact and related information regarding all parties to the Loan Documents), documents and instruments deliverable by LCPI to Bank of America under the Assignment and Assumption, and shall have had a reasonable time (but in no event more than 5 Business Days) to review and synthesize such Collateral, instruments and information.

(d) The Successor Administrative Agent shall have received duly executed copies of a ratification agreement, in form and substance acceptable to the Successor Administrative Agent, in respect of the Security Documents from all Loan Parties.

(e) The Successor Administrative Agent shall have received such other documents, instruments and certificates as they shall reasonably request and such other documents, instruments and certificates shall be satisfactory in form and substance to the Lenders and their counsel. All corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Lenders and their counsel.

(f) LCPI shall have received from the Borrower payment in immediately available funds of amounts due and payable under the Assignment Agreement.

(g) The Successor Administrative Agent (i) shall have received from LCPI or the Borrower all or substantially all of the Collateral specified in clause (ii) of Schedule 1.14(c) hereto (or shall have made other arrangements reasonably satisfactory to the Successor Administrative Agent to ensure the continued perfection of the Successor Administrative Agent’s lien on such Collateral) and (ii) the Successor Administrative Agent shall have confirmed in writing a detailed list of all items actually received from LCPI or the Borrower.

(h) No Swing Line Loans issued by LCPI, in its capacity as resigning Swing Line Lender, shall be outstanding as of such date.

SECTION 1.16. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 1.17. Loan Document; Counterparts. This Amendment is and from and after the Effective Date shall be deemed to be a “Loan Document” under the Amended Credit Agreement. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.

SECTION 1.18. 2007 Credit Agreement. Except as expressly set forth herein, the amendments provided herein shall not, by implication or otherwise, limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or any Agent under the 2007 Credit Agreement or any other Loan Document, nor shall it constitute a waiver of any Default or Event of Default, nor shall it alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the 2007 Credit Agreement or any other Loan Document. The amendment provided herein shall apply and be effective only with respect to the provisions of the 2007 Credit Agreement specifically referred to by such amendment. Except to the extent a provision in the 2007 Credit Agreement is expressly amended herein, the 2007 Credit Agreement shall continue in full force and effect in accordance with the provisions thereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

SYNIVERSE TECHNOLOGIES, INC., as Borrower

By:	/s/ David W. Hitchcock
Name:	David W. Hitchcock
Title:	Executive Vice-President and Chief Financial Officer

SYNIVERSE HOLDINGS, INC., as Parent

By:	/s/ David W. Hitchcock
Name:	David W. Hitchcock
Title:	Executive Vice-President and Chief Financial Officer

Amendment, Waiver, Resignation and Appointment Agreement

Signature Page

LEHMAN COMMERCIAL PAPER INC., as resigning Administrative Agent and Swing Line Lender

By:	/s/ Randall Braunfeld
Name:	Randall Braunfeld
Title:	Authorized Signatory

Amendment, Waiver, Resignation and Appointment Agreement

Signature Page

BANK OF AMERICA, N.A., as successor Administrative Agent

By:	/s/ Anne M. Zeschke
Name:	Anne M. Zeschke
Title:	Vice President

Amendment, Waiver, Resignation and Appointment Agreement

Signature Page

LEHMAN COMMERCIAL PAPER INC., as a Lender

By:	/s/ Randall Braunfeld
Name:	Randall Braunfeld
Title:	Authorized Signatory

Amendment, Waiver, Resignation and Appointment Agreement

Signature Page

BANK OF AMERICA, N.A., as successor Swing Line Lender and as a Lender

By:	/s/ Cameron S. Cardozo
Name:	Cameron S. Cardozo
Title:	Senior Vice President

Amendment, Waiver, Resignation and Appointment Agreement

Signature Page

Exhibit A

Borrower Notification

Exhibit B

Form of Resignation, Assignment and Assumption Agreement